UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

Dominion Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange
2019 Series A Corporate Units	DCUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2022, the Board of Directors (the “Board”) of Dominion Energy, Inc. (“Dominion Energy” or the “Company”) approved an amendment to the Company’s Bylaws to amend shareholders’ right to call a special meeting to lower the ownership requirement to 15% (the “Special Meeting Proposal”), subject to the approval of shareholders at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”).  On May 11, 2022, the Company’s shareholders approved the Special Meeting Proposal at the Annual Meeting.

The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, as amended, which is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Dominion Energy was held on May 11, 2022.  Results of items presented for voting are listed below.

Each of the Company’s twelve director nominees was elected to serve on its Board until the next annual meeting or until their respective successors have been duly elected or appointed and qualified.  The votes for each nominee were as follows:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-vote
James A. Bennett	564,122,404	5,664,268	1,660,522	100,975,721
Robert M. Blue	533,482,254	34,029,948	3,934,992	100,975,721
Helen E. Dragas	540,487,049	29,370,804	1,589,341	100,975,721
James O. Ellis, Jr.	541,523,973	28,253,932	1,669,289	100,975,721
D. Maybank Hagood	563,276,476	6,443,311	1,727,407	100,975,721
Ronald W. Jibson	564,315,010	5,442,210	1,689,974	100,975,721
Mark J. Kington	539,585,831	30,182,600	1,678,763	100,975,721
Joseph M. Rigby	551,233,875	18,533,098	1,680,221	100,975,721
Pamela J. Royal, M.D.	539,012,615	29,740,449	2,694,130	100,975,721
Robert H. Spilman, Jr.	527,927,588	41,843,226	1,676,380	100,975,721
Susan N. Story	559,269,671	10,671,401	1,506,122	100,975,721
Michael E. Szymanczyk	545,388,996	24,314,649	1,743,549	100,975,721

Shareholders approved on an advisory basis the compensation paid to the Company’s named executive officers (“say on pay”).  The votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
523,943,959	44,155,109	3,348,126	100,975,721

The appointment of Deloitte & Touche LLP as our independent auditor for 2021 was ratified by shareholders as follows:

Votes For	Votes Against	Votes Abstained
635,036,026	35,570,900	1,816,122

Management’s proposal to amend the Company’s Bylaws to amend shareholders’ right to call a special meeting to lower the ownership requirement to 15% was approved.  The votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
550,639,569	18,209,735	2,598,023	100,975,721

A shareholder proposal regarding the shareholders’ right to call a special meeting, requesting the ownership threshold be lowered to 10%, was not approved.  The votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
188,293,204	379,694,277	3,459,846	100,975,721

A shareholder proposal requesting inclusion of medium-term Scope 3 targets to the Company’s Net Zero goal was not approved.  The votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
88,930,596	475,274,550	7,242,181	100,975,721

A shareholder proposal requesting a report on the risk of natural gas stranded assets was approved.  The votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
429,566,229	106,515,321	35,365,762	100,975,721

Item 9.01	Financial Statements and Exhibits

Exhibits
3.1	Dominion Energy, Inc. Bylaws, amended, effective May 11, 2022*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

By:	/s/ Carter M. Reid
Carter M. Reid
Executive Vice President, Chief of Staff and Corporate Secretary and President – Dominion Energy Services

Date:  May 12, 2022